Exhibit 99.1

INAP Takes Action to Strengthen Capital Structure for the Future, Entering into Restructuring Support Agreement with Ad Hoc Lender Group

Company Initiates Restructuring Process to Reduce Debt, Extend Maturities, and Provide Liquidity for Growth

Additional Financing Commitment of $75M in Place to Support Normal-Course Operations

RESTON, Va., March 16, 2020 /PRNewswire/ -- Internap Corporation (“INAP” or “the Company”) (NASDAQ: INAP) today announced definitive steps through which it expects to significantly reduce debt and extend maturities, equipping INAP to generate the cash flows needed to grow the business and reinvest in its products and customers. To support this strengthening of its capital structure, INAP entered into a Restructuring Support Agreement (the “RSA”) with an ad hoc lender group (the “Ad Hoc Lender Group”) holding approximately 77% of its outstanding term loans. With support of the Ad Hoc Lender Group, INAP and each of its U.S. subsidiaries filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York.

“INAP has been exploring strategic alternatives and financial initiatives to best position the Company in an ever-evolving IT infrastructure landscape. After a thoughtful evaluation of all available options, today, we are taking decisive action to strengthen our capital structure,” said Peter Aquino, Chairman and Chief Executive Officer. “We expect to emerge quickly, financially stronger and well positioned to deliver our comprehensive portfolio of premium data center infrastructure, best-in-class cloud solutions and high-performance network services well into the future.”

The Ad Hoc Lender Group has committed to providing the Company with debtor-in-possession (DIP) financing of $75 million. This financing, combined with INAP’s existing operating cash flows, will allow all of INAP’s businesses to continue operating as usual and position the Company to drive future growth. The Company’s Plan of Reorganization, which is under solicitation with lenders, anticipates INAP will emerge from this process expeditiously as a private company with a significantly improved strategic and financial position.

“We appreciate the support we have received from our existing lender group, which underscores their belief in our business and commitment to its growth,” added Michael Sicoli, President and Chief Financial Officer. “We look forward to working with them closely as we move ahead to invest in our business to meet the ever-growing demands of our customers and channel partners.”

The Company has filed customary motions that will allow it to maintain employee wage and benefit programs, customer programs and vendor payments for goods and services delivered in the ordinary course, all of which are typical in the Chapter 11 process and subject to Court approval. INAP expects these motions will be heard in the first few days of its case. Further, INAP has requested authority to pay all pre-petition trade payables in the ordinary course throughout the Chapter 11 process.

INAP’s non-U.S. subsidiaries, including iWeb Technologies, Internap Network Services U.K. Limited, Internap Network Services B.V., SingleHop B.V. and INAP Japan, are not part of the Company’s Chapter 11 cases, but are expected to benefit from the Company’s improved financial structure.

Additional information regarding the Chapter 11 filing is included in a Current Report on Form 8-K which will be filed with the U.S. Securities and Exchange Commission (“SEC”) on Monday, March 16, 2020.

Further information about the Company’s Chapter 11 cases can be found at https://cases.primeclerk.com/inap or by calling (877) 720-6575.

INAP is advised in this matter by FTI Consulting as restructuring advisor, Milbank LLP as legal counsel and Moelis & Company as financial advisor.

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About INAP

Internap Corporation (NASDAQ: INAP) is a leading-edge provider of high-performance data center and cloud solutions with 100 network Points of Presence worldwide. INAP’s full-spectrum portfolio of high-density colocation, managed cloud hosting and network solutions supports evolving IT infrastructure requirements for customers ranging from the Fortune 500 to emerging startups. INAP operates in 21 metropolitan markets, primarily in North America, with 14 INAP Data Center Flagships connected by a low-latency, high-capacity fiber network. For more information, visit www.INAP.com.

Forward-Looking Statements

Certain statements in this press release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s ability to obtain approval by the Bankruptcy Court of the restructuring plan contemplated by the RSA or any other plan of reorganization, including the treatment of the claims of the Company’s lenders, vendors, trade creditors and equity holders, among others under such plan; the Company’s ability to obtain approval with respect to motions in the Chapter 11 cases and the Bankruptcy Court’s rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general; the length of time the Company will operate under the Chapter 11 cases and the continued availability of operating capital during the pendency of the Chapter 11 cases or difficulty in forecasting the liquidity requirements of the operations of the Company’s business; the potential adverse effects of the Chapter 11 cases on the Company’s business, liquidity, results of operations or business prospects; the unpredictability of the Company’s financial results while in Chapter 11 proceedings; the ability to execute the Company’s business and restructuring plan, including the Company’s ability to continue to serve customers, suppliers and other business partners; increased legal and advisor costs related to the Chapter 11 cases and other litigation and the inherent risks involved in a bankruptcy process; the risk that the Chapter 11 cases may be converted to cases under Chapter 7 of the Bankruptcy Code; the Company’s ability to retain key executives and employees during the Chapter 11 cases; the transactions contemplated by the RSA being subject to closing conditions, which conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control and any statements or assumptions underlying any of the foregoing. These statements are often identified by words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "projects," "forecasts," "plans," "intends," "continue," "could" or "should," that an "opportunity" exists, that the Company is "positioned" for a particular result, statements regarding the Company’s vision or similar expressions or variations. These statements are based on the beliefs and expectations of the Company’s management team based on information available at the time such statements are made. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements.

Therefore, actual future results and trends may differ materially from what is forecast in such forward-looking statements due to a variety of factors, including, without limitation: the decisions of the Bankruptcy Court; negotiations with the Company’s lenders, creditors and equity holders; the Company’s ability to meet the requirements, and compliance with the terms, including restrictive covenants, of the RSA and any other financial arrangement during the pendency of the Chapter 11 cases; changes in the Company’s cash needs as compared to its historical operations or its planned reductions in operating expense; adverse litigation; changes in domestic and international demand for the Company’s products; the Company’s ability to control operating costs and other expenses; that general economic conditions, including as a result of the outbreak of COVID-19, may be worse than expected; that competition may increase significantly; changes in laws or government regulations or policies affecting the Company’s current business operations.

These risks and other important factors discussed under the caption "Risk Factors" in the Company’s most recent Annual Report on Form 10-K filed with the SEC and the Company’s other reports filed with the SEC could cause actual results to differ materially from those expressed or implied by forward-looking statements made in this press release.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing forward-looking statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:

Rachel Chesley
FTI Consulting
212-850-5681
rachel.chesley@fticonsulting.com

Investor Relations:

(877) 720-6575